UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported, on March 29, 2023, and on May 15, 2023, WiSA Technologies, Inc. (the “Company”) consummated two separate private placement of securities, pursuant to which the Company issued and sold (i) common stock purchase warrants exercisable for an aggregate of up to 1,674,414 shares of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.91 per share of Common Stock (the “March Warrants”) and (ii) common stock purchase warrants exercisable for an aggregate of up to 2,972,264 shares of Common Stock at an exercise price of $1.33 per share of Common Stock (the “May Warrants” and, together with the March Warrants, the “Existing Warrants”). The Existing Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On July 25, 2023, the Company announced its intent to enter into warrant exercise inducement offer letters (“Inducement Letters”) with holders of the Existing Warrants (collectively, the “Exercising Holders”) providing for an inducement period for the Existing Warrants which ends at 5:00p.m. EDT, on August 8, 2023 (the “Inducement Period”). Pursuant to the Inducement Letters, the Company will agree to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued pursuant to the exercise by the Exercising Holders of the Existing Warrants during the Inducement Period. The Inducement Warrants will be issued on substantially the same terms as the Existing Warrants, except with respect to the exercise price (as discussed below).

The shares of Common Stock issuable upon exercise of the March Warrants have been registered for resale pursuant to a Registration Statement on Form S-1 (File No.333-271526), which was declared effective by the Securities and Exchange Commission on May 3, 2023. The shares of Common Stock issuable upon exercise of the May Warrants have been registered for resale pursuant to a Registration Statement on Form S-1 (File No.333-272278), which was declared effective by the Securities and Exchange Commission June 7, 2023.

The Company will also agree to file a registration statement covering the resale of the shares of the Company’s Common Stock issued or issuable upon the exercise of the Inducement Warrants no later than 30 calendar days following the date of the Inducement Letters.

Each Inducement Warrant will be exercisable at a price per share of Common Stock of $1.34, which is equal to the Minimum Price (as defined by the Nasdaq Listing Rules). Each Inducement Warrant will be immediately exercisable upon issuance and will expire on the fifth anniversary of its issuance. The exercise prices of the Inducement Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock. The Company and the Exercising Holders will agree that the Inducement Warrants are callable by the Company at a redemption price of $0.50 per Inducement Warrant, provided that the resale of the shares of Common Stock underlying the Inducement Warrants are then registered or may be resold under Rule 144 under the Securities Act. Subject to limited exceptions, a holder of Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Inducement Warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Executive Officer